EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Mountain National Bancshares, Inc. on Form S-1 of our report dated March 31, 2010 on the consolidated financial statements of Mountain National Bancshares, Inc. appearing in the 2009 Form 10 K of Mountain National Bancshares, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Brentwood, Tennessee
July 22, 2010